Exhibit 25.3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

____________________

FORM T-2

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF AN INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

____________________

STANLEY BURG	###-##-####
(Name of Trustee)	(Social Security Number)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Business address, street,	(Zip Code)
city and state)

____________________

IDAHO POWER COMPANY

(Exact name of obligor as specified in its charter)

IDAHO	82-0130980
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification no.)

1221 West Idaho Street

Boise, Idaho 83702-5627

(208) 388-2200
(Address, including zip code and telephone
of principal executive offices)

____________________

First Mortgage Bonds

(Title of the indenture securities)

Item 1.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each affiliation.

None.

Items 2.-10.	Not Applicable

Item 11.	List of Exhibits.

List below all exhibits filed as part of this statement of eligibility and qualification.

None.

______________________________________________________

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, I, Stanley Burg, have signed this statement of eligibility in The City of New York and State of New York, on the 13th of January, 2005.

By:	/s/	Stanley Burg
Stanley Burg
(SIGNATURE OF TRUSTEE)